Exhibit 31
CERTIFICATION
     I, Matthew V. Booty, certify that:
     1. I have reviewed this annual report on Form 10-K of Midway Games Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 27, 2008

/s/ Matthew V. Booty
Matthew V. Booty
Interim Chief Executive Officer

Exhibit 31
CERTIFICATION
     I, Ryan G. O’Desky, certify that:
     1. I have reviewed this annual report on Form 10-K of Midway Games Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 27, 2008

/s/ Ryan G. O’Desky
Ryan G. O’Desky
Interim Chief Financial Officer